Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On December 30, 2020, pursuant to the previously announced Tender Offer Support Agreement and Termination of Amalgamation Agreement dated August 12, 2020, as amended by that certain Amendment No. 1 to the Tender Offer Support Agreement and Termination of Amalgamation Agreement dated December 18, 2020 (as amended, the “Tender Agreement”), by and among Enveric Biosciences, Inc., a Delaware corporation (the “Company”) previously known as AMERI Holdings, Inc. (“Ameri”), Jay Pharma Inc., a Canada corporation and a wholly owned subsidiary of the Company (“Jay Pharma”), and certain other signatories thereto, the Company completed a tender offer (the “Offer”) to purchase all of the outstanding common shares of Jay Pharma for the number of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) or Series B convertible preferred stock of the Company, par value $0.01 per share (the “Series B Preferred Stock”), as applicable, equal to the exchange ratio of 0.8849, and Jay Pharma became a wholly-owned subsidiary of the Company, on the terms and conditions set forth in the Tender Agreement. The Tender Agreement terminated and replaced in its entirety the original Amalgamation Agreement, dated as of January 10, 2020, previously entered into by and among the parties thereto (the “Original Amalgamation Agreement”). In connection with the Offer, the Company changed its name from AMERI Holdings, Inc. to Enveric Biosciences, Inc.

Prior to the completion of the Offer, on December 30, 2020, pursuant to the previously announced Share Purchase Agreement dated January 10, 2020 (the “Ameri Share Purchase Agreement”) by and between Ameri and Ameri100 Inc. (“Private Ameri”), Ameri contributed, transferred and conveyed to Private Ameri all of the issued and outstanding equity interests of the existing subsidiaries of Ameri, constituting the entire business and operations of Ameri and its subsidiaries, and Private Ameri assumed the liabilities of such subsidiaries, and all of the issued and outstanding shares of Series A preferred stock of Ameri were redeemed for an equal number of shares of Series A preferred stock of Private Ameri (collectively, the “Spin-Off”).

Immediately following the completion of the Offer, on December 30, 2020, a 1-for-4 reverse stock split of the Company’s issued and outstanding shares of Common Stock became effective (the “Reverse Stock Split”).

The unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019, give effect to the Spin-Off and the Offer, and have been prepared under the acquisition method of accounting with Jay Pharma treated as the accounting acquirer. Jay Pharma is the accounting acquirer based upon the terms of the Offer and other factors, such as the number of shares of Common Stock and Series B Preferred Stock issued to Jay Pharma shareholders under the Tender Agreement, relative voting rights and the composition of the Company’s board of directors (the “Board”) and senior management. The following selected unaudited pro forma condensed financial data also give effect to the Spin-Off and Reverse Stock Split.

You should read the unaudited pro forma condensed combined financial statements presented below in conjunction with:

●	The accompanying notes to the unaudited pro forma condensed combined financial statements;
●	Ameri’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2020 and the notes relating thereto as filed with the Securities and Exchange Commission (“SEC”) on November 16, 2020;
●	Ameri’s financial statements for the year ended December 31, 2019 and the notes relating thereto as filed with SEC on August 12, 2020;
●	Jay Pharma’s unaudited condensed financial statements for the nine months ended September 30, 2020 and the notes relating thereto, filed as Exhibit 99.2 of this Current Report; and
●	Jay Pharma’s financial statements for the year ended December 31, 2019 and the notes, filed as Exhibit 99.1 of this Current Report.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the unaudited condensed consolidated balance sheet of Ameri as of September 30, 2020 with the unaudited condensed balance sheet of Jay Pharma as of September 30, 2020, giving effect to the Offer, the Spin-Off, and the Reverse Stock Split as if they had been consummated as of September 30, 2020.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 combines the unaudited condensed consolidated statement of operations of Ameri for the nine months ended September 30, 2020 with the unaudited condensed statement of operations of Jay Pharma for the nine months ended September 30, 2020, giving effect to the Offer, the Spin-Off, and the Reverse Stock Split as if they had been consummated on January 1, 2019.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines the audited consolidated statement of operations of Ameri for the year ended December 31, 2019 with the audited statement of operations of Jay Pharma for the year ended December 31, 2019, giving effect to the Offer, the Spin-Off, and the Reverse Stock Split as if they had occurred on January 1, 2019.

The historical financial information has been adjusted to give effect to the expected events that are related and/or directly attributable to the transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Resulting Issuer upon consummation of the transactions.

1

The historical financial statements of Ameri and Jay Pharma have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The unaudited pro forma condensed combined financial statements included herein are prepared in accordance with GAAP. The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed or have not progressed to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Ultimately, final valuations and studies will be performed. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the Company’s future financial position and results of operations. Fair values determined as of the assumed acquisition dates are based on the most recently available information. To the extent there are significant changes to the Company’s business, or as new information becomes available, the assumptions and estimates herein could change significantly.

The Offer is being accounted for as a reverse acquisition in accordance with GAAP. Under this method of accounting, Ameri is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Jay Pharma comprising the ongoing operations of the Company, Jay Pharma senior management comprising the senior management of the Company, and that the former owners and management of Jay Pharma have control of the Board and management of the Company after the Offer. In accordance with guidance applicable to these circumstances, the Offer is considered a capital transaction in substance. Accordingly, for accounting purposes, the Offer is being treated as the equivalent of Jay Pharma issuing shares for the net assets of Ameri, accompanied by a recapitalization. The net assets of Ameri are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Offer are those of Jay Pharma.

The unaudited pro forma condensed combined statements of operations do not include (i) the impacts of any revenue, cost or other operating synergies that may result from the Offer or any related restructuring costs; and (ii) certain amounts resulting from the Offer that were determined to be of a non-recurring nature.

All share and per share amounts for all periods presented in these unaudited pro forma condensed combined financial statements and related notes have been adjusted retroactively, where applicable, to reflect the Reverse Stock Split.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and do not purport to represent what the financial position or results of operations would have been if the Offer, the Spin-Off, or the Reverse Stock Split had been completed as of the dates indicated in the unaudited pro forma condensed combined financial statements.

2

ENVERIC BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

	Historical AMERI	Historical	Pro forma merger adjustments				Pro forma as adjusted
	Holdings	Jay Pharma	Debit	Note	Credit	Note
	Note 1	Note 2
ASSETS

Current assets:
Cash and cash equivalents	$2,840,097	$340,898	$2,650,000	7	$2,190,097	6	$2,855,898
			275,000	11	900,000	8
					160,000	10
Accounts receivable	7,563,451	-			7,563,451	6	-
Related party receivable	-	67,085					67,085
Prepaid expenses and other current assets	901,451	64,182			901,451	6	64,182
Total current assets	11,304,999	472,165	2,875,000		11,654,999		2,987,165
Property, plant and equipment	91,289	-			91,289	6	-
Intangible assets, net	1,950,766	-	3,692,809	9	1,950,766	6	3,692,809
Goodwill	13,729,770	-			13,729,770	6	-
Operating lease right of use asset, net	874,606				874,606	6	-
Deferred income tax assets, net	42,181	-			42,181	6	-
Total assets	$27,993,611	$472,165	$6,567,809		$28,343,611		$6,679,974

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Line of credit	$3,097,009	$-	$3,097,009	6			$-
Accounts payable and accrued liabilities	6,490,680	1,633,398	27,255	3			811,832
			2,532	4
			6,490,680	6
			85,189	7
			706,590	8
Operating lease liability	886,935	-	886,935	6			-
Advance from related party	-	-					-
Notes payable	1,879,500	2,077,925	44,000	4			33,925
			1,879,500	6
			2,000,000	7
Convertible notes payable	-	350,000	300,000	3			-
			50,000	4
Debentures	1,818,321	-	1,818,321	6			-
Dividend payable - Preferred stock	645,425	-	645,425	6			-
Total liabilities	14,817,870	4,061,323	18,033,436		-		845,757

Stockholders’ equity (deficit):
Preferred Stock	4,249	-	4,249	6	132,178	7	132,178
Common Stock	57,370	-	-		69,086	5	149,375
					22,919	9
Additional paid-in capital	58,218,620	3,829,609	69,086	5	327,255	3	13,324,841
			57,625,990	6	96,532	4
					4,603,011	7
					3,669,890	9
					275,000	11
Accumulated deficit	(45,156,263)	(7,377,068)	193,410	8	45,156,263	6	(7,730,478)
			160,000	10
Accumulated other comprehensive income (loss)	51,765	(41,699)	51,765	6			(41,699)
Total stockholders’ equity (deficit)	13,175,741	(3,589,158)	58,104,500		54,352,134		5,844,217

Total liabilities and stockholders’ equity (deficit)	$27,993,611	$472,165	$76 ,137,936		$54,352,134		$6,679,974

See footnotes to unaudited pro forma condensed combined financial statements

3

ENVERIC BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

	AMERI Holdings	Jay Pharma	Pro forma merger adjustments		Pro forma as adjusted
	Historical for the nine months ended September 30, 2020	Historical for the nine months ended September 30, 2020	Adjustment	Note
	Note A	Note B

Revenue	26,340,499	-	(26,340,499)	C	-
Cost of revenue	20,753,306	-	(20,753,306)	C	-
Gross profit	5,587,193	-	(5,587,193)		-

Operating expenses:
Selling, General & Administrative	$7,845,160	$2,094,044	(7,845,160)	C	2,281,544
			187,500	D
Depreciation and amortization	1,649,819	-	(1,649,819)	C	692,402
			692,402	F
Loss from operations	(3,907,786)	(2,094,044)	3,027,884		(2,973,946)

Other expense:
Interest expense	399,813	388,143	(399,813)	C	-
			(388,143)	E
Total other expense	399,813	(388,143)	(787,956)		-

Net income (loss) before income taxes	(4,307,599)	(2,482,187)	2,239,928		(2,973,946)

Income tax benefit	11,520	-	(11,520)	C	-

Net income (loss) after income taxes	(4,319,119)	(2,482,187)	2,228,408		(2,973,946)

Dividend on preferred stock	325,127	-	(325,127)	C	-

Net income (loss) attributable to common stock holders	(4,644,246)	(2,482,187)	1,903,281		(2,973,946)

Foreign currency translation adjustment	(8,247)	(30,077)	8,247	C	(30,077)

Comprehensive Loss	$(4,652,493)	$(2,512,264)	$1,911,528		$(3,004,023)

Net loss and net loss attributable to common stockholders	$(4,644,246)	$(2,482,187)	$1,903,281		$(2,973,946)

Net loss per share attributable to common stockholders - basic and diluted	$(4.45)	$(0.10)			$(0.26)

Weighted Average Common Shares Outstanding used in net loss per share attributable to common stock holders - basic and diluted	1,043,132	25,916,419	(15,671,525)	G	11,288,026

See footnotes to unaudited pro forma condensed combined financial statements

4

ENVERIC BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	AMERI Holdings	Jay Pharma	Pro forma merger adjustments		Pro forma as adjusted
	Historical for the year ended December 31, 2019	Historical for the year ended December 31, 2019	Adjustment	Note
	Note AA	Note BB

Revenue	39,914,675	-	(39,914,675)	CC	-
Cost of revenue	31,763,955	-	(31,763,955)	CC	-
Gross profit	8,150,720	-	(8,150,720)		-

Operating expenses:
Selling, General & Administrative	12,210,317	2,296,534	(12,210,317)	CC	2,546,534
			250,000	DD
Depreciation and amortization	2,265,297	-	(2,265,297)	CC	923,202
			923,202	FF
Loss from operations	(6,324,894)	(2,296,534)	5,151,692		(3,469,736)

Other expense:
Interest expense	694,926	81,823	(694,926)	CC	-
			(81,823)	EE
Loss on extinguishment	-	32,316	-	EE	32,316
Changes in fair value of warranty liability	(1,796,174)	-	1,796,174	CC	-
Other income (expense), net	(4,540)	-	4,540	CC	-
Total other expense	(1,105,788)	114,139	1,023,965		32,316

Net income (loss) before income taxes	(5,219,106)	(2,410,673)	6,175,657		(3,437,420)

Income tax benefit	388,657	-	(388,657)	CC	-

Net income (loss) after income taxes	(5,607,763)	(2,410,673)	5,787,000		(3,437,420)

Dividend on preferred stock	426,003	-	(426,003)	CC	-

Net income (loss) attributable to common stock holders	(6,033,766)	(2,410,673)	5,360,997		(3,437,420)

Foreign currency translation adjustment	(26,985)	(6,667)	26,985	CC	(6,667)

Comprehensive Loss	$(6,060,751)	$(2,417,340)	$5,387,982		$(3,444,087)

Net loss and net loss attributable to common stockholders	$(6,033,766)	$(2,410,673)	$5,360,997		$(3,437,420)

Net loss per share attributable to common stockholders - basic and diluted	$(11.34)	$(0.10)			$(0.32)

Weighted Average Common Shares Outstanding used in net loss per share attributable to common stock holders - basic and diluted	532,202	25,085,980	(15,024,800)	GG	10,593,382

See footnotes to unaudited pro forma condensed combined financial statements

5

ENVERIC BIOSCIENCES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

I. Business Combination

On December 30, 2020, pursuant to the previously announced Tender Agreement, the Company completed the Offer to purchase all of the outstanding common shares of Jay Pharma for the number of shares of Common Stock or Series B Preferred Stock, as applicable, equal to the exchange ratio of 0.8849, and Jay Pharma became a wholly-owned subsidiary of the Company, on the terms and conditions set forth in the Tender Agreement. In connection with the Offer, the Company changed its name from AMERI Holdings, Inc. to Enveric Biosciences, Inc.

Immediately following the completion of the Offer, on December 30, 2020, the Reverse Stock Split became effective.

Upon completion of the Offer, (i) holders of outstanding common shares of Jay Pharma (referred to herein as the Jay Pharma equity holders) other than Alpha Capital Anstalt (“Alpha”) and Bezalel Partners, LLC (“Bezalel”) received the number of shares of Common Stock in accordance with the Exchange Ratio of 0.8849, as calculated in accordance with the Tender Agreement, (ii) each of Alpha and Bezalel, as an investor who would have beneficially owned more than 10.0% of the Company if it received Common Stock, received shares of Series B Preferred Stock, which are convertible into shares of Common Stock subject to a 9.99% beneficial ownership blocker, pursuant to the terms of the respective exchange agreement entered into by and between Ameri and such stockholder. Each outstanding Jay Pharma option, whether vested or unvested, and warrant that had not previously been exercised was exchanged for Company stock options and Company warrants, in each case convertible into the number of shares of Common Stock equal to the Exchange Ratio.

Each share of Series B Preferred Stock is non-voting and is convertible into one share of Common Stock (subject to adjustment) at any time at the option of the holder, provided that each holder would be prohibited from converting Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, any such holder, together with its affiliates, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding. This limitation may be waived with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to the Company. Shares of Series B Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by the Board. However, holders of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when such dividends are specifically declared by the Board. The Company will have no right to require a holder to surrender its Series B Preferred Stock for redemption. Shares of Series B Preferred Stock will not otherwise be entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Upon completion of the Offer and the transactions contemplated in the Tender Agreement, but without giving effect to the issuance of the Series B Warrants to purchase 1,791,923 shares of common stock of the Company at an exercise price of $0.01 per share to Alpha following the completion of the Offer, (i) Jay Pharma equity holders, including those who received Series B Preferred Stock in the Offer, own approximately 82.3% of the outstanding equity of the Company, assuming conversion of the Series B Preferred Stock, (ii) the Ameri equity holders at the time of the completion of the Offer own approximately 14.5% of the outstanding equity of the Company, and (iii) the financial advisor to Jay Pharma and Ameri owns approximately 3.2% of the outstanding equity of the Company.

6

ENVERIC BIOSCIENCES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

As a significant investor in Jay Pharma, Alpha received Series B Preferred Stock in the Offer instead of Common Stock, as well as Series B Warrants with a nominal exercise price, which were issued to Alpha following the completion of the Offer to account for an adjustment in pricing of the transactions in light of global economic conditions. Because the Series B Preferred Stock is convertible into Common Stock at any time for no consideration, such shares have been included in basic earnings per share. The Series B Warrants are accounted for as a cost of equity as part of the capital issuance. The estimated fair value implied for shares of the Company based on the series of transactions with Alpha is $1.62 per share, which is equal to the $5,300,000 investment made by Alpha divided by 3,262,907, or the number of post-Reverse Stock Split shares of Series B Preferred Stock (convertible into Common Stock) that Alpha received in the Offer.

Simultaneously with the execution of the Original Amalgamation Agreement, Jay Pharma issued a Secured Promissory Note, dated January 10, 2020 (the “Original Note”), to Alpha, pursuant to which, on January 10, 2020, Jay Pharma received a $1,500,000 loan from Alpha. The Original Note was amended to reflect an additional investment of $500,000, resulting in a total principal amount of $2,000,000. The Original Note was further amended on August 12, 2020, to account for the termination of the Original Amalgamation Agreement and the change in the structure of the transaction from an amalgamation to a stock-for-stock exchange offer (as amended, the “Note”). Upon the closing of the Offer, the Note was converted into the right to receive 2,473,848 common shares of Jay Pharma and warrants to purchase 2,333,970 common shares of Jay Pharma at an exercise price of $1.03 per share immediately prior to the Offer. In connection with the Offer, such common shares and warrants of Jay Pharma acquired by Alpha upon conversion of the Note were converted into the right to receive (i) 547,278 shares of Series B Preferred Stock that are convertible into up to 547,278 shares of Common Stock, after giving effect to the Reverse Stock Split, and (ii) warrants to purchase up to 516,333 shares of Common Stock at an exercise price of $4.64 per share, after giving effect to the Reverse Stock Split.

Alpha also acquired 3,500,954 common shares of Jay Pharma and warrants to purchase 3,500,954 common shares of Jay Pharma at an exercise price of $1.03 per share, immediately prior to the Offer, in connection with the $3 million private placement completed prior to the completion of the Offer (the “Alpha Investment”). In connection with the Offer, such common shares and warrants of Jay Pharma acquired by Alpha in the Alpha Investment were converted into, as applicable, the right to receive (i) 774,499 shares of Series B Preferred Stock that are convertible into up to 774,499 shares of Common Stock, after giving effect to the Reverse Stock Split, and (ii) warrants to purchase up to 774,499 shares of Common Stock at an exercise price of $4.64 per share, after giving effect to the Reverse Stock Split.

On December 4, 2020, Jay Pharma and Alpha executed a securities purchase agreement whereby Alpha purchased an additional 1,000,000 common shares of Jay Pharma and warrants to purchase 500,000 common shares of Jay Pharma at an exercise price of $0.30 per share for an aggregate purchase price of $300,000 (the “Alpha December Investment”). In connection with the Offer, such shares were exchanged for 221,225 shares of Common Stock, and such warrants were exchanged for warrants to purchase 110,613 shares of Common Stock at $1.36 per share.

Additionally, at the effective time of the Offer, the Company issued five-year warrants (the “Series B Warrants”) to purchase 1,791,923 shares of common stock of the Company at an exercise price of $0.01 to Alpha, after giving effect to the Reverse Stock Split. The number of shares of common stock of the Company issuable upon the exercise of the Series B Warrants is equal to the product of (i) 8,100,000 and (ii) the Exchange Ratio of 0.8849, post-Reverse Stock Split.

After giving effect to the conversion of its Series B Preferred Stock, the warrants issued to Alpha in connection with the Alpha Investment and the Alpha Bridge Loan and the Series B Warrants, Alpha’s total ownership interest in the Company will be 5,008,078 common shares, or 33.9%, without giving effect to the beneficial ownership limitations in its Series B Preferred Stock. However, under the terms of each of such securities, Alpha may not convert such security to the extent such conversion would cause Alpha, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of the Common Stock then issued and outstanding following such exercise.

Intellectual Property Acquisition

In connection with the Offer, Jay Pharma entered into a series of assignment and assumption agreements with affiliates of a third party, Tikkun Pharma, Inc. (“Tikkun”), pursuant to which, on October 2, 2020, Tikkun assigned to Jay Pharma all of Tikkun’s (i) rights to certain skin care treatment assets and (ii) intellectual property rights to certain formulations for the development of therapeutic candidates for the prevention, management and treatment of graft versus host disease (GVHD) in exchange for an aggregate of 10,360,007 common shares of Jay Pharma.

7

ENVERIC BIOSCIENCES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Because Alpha required additional shares of the Company, at no or a nominal cost, for Alpha to consummate the Alpha Bridge Loan and the Alpha Investment at the planned valuation, Alpha entered into an agreement with Tikkun pursuant to which, immediately following such assignment, Tikkun sold 7,774,463 of these common shares of Jay Pharma to Alpha for the nominal aggregate purchase price of $10.00 (the “Alpha Nominal Shares”), leaving Tikkun with 2,585,544 common shares of Jay Pharma (the “Tikkun Shares”). In connection with the Offer, the Tikkun Shares were exchanged for 571,987 shares of Common Stock, after giving effect to the Reverse Stock Split, and the Alpha Nominal Shares were exchanged for 1,719,906 shares of Series B Preferred Stock that are convertible into up to 1,719,906 shares of Common Stock, after giving effect to the Reverse Stock Split.

Spin-Off

Prior to the completion of the Offer, on December 30, 2020, pursuant to the previously announced Ameri SharePurchase Agreement, Ameri and Private Ameri completed the Spin-Off, pursuant to which Ameri contributed, transferred and conveyed to Private Ameri all of the issued and outstanding equity interests of the existing subsidiaries of Ameri, constituting the entire business and operations of Ameri and its subsidiaries, and Private Ameri assumed the liabilities of such subsidiaries, and all of the issued and outstanding shares of Series A preferred stock of Ameri were redeemed for an equal number of shares of Series A preferred stock of Private Ameri.

Accounting for the Offer

The Offer is accounted for as a reverse acquisition in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, Ameri is being treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Jay Pharma comprising the ongoing operations of the Company, Jay Pharma senior management comprising the senior management of the Company, and that the former owners and management of Jay Pharma have control of the Board after the Offer. In accordance with guidance applicable to these circumstances, the Offer is considered to be a capital transaction in substance. Accordingly, for accounting purposes, the Offer is being treated as the equivalent of Jay Pharma issuing shares for the net assets of Ameri, accompanied by a recapitalization. The net assets of Ameri are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Offer are those of Jay Pharma.

II. Basis of Pro Forma Presentation

The pro forma financial statements were derived from historical financial statements of Ameri and the historical financial statements of Jay Pharma.

The historical financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Offer, (2) factually supportable, and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results. The pro forma financial statements reflect the impact of:

●	The Spin-Off;
●	The Offer, whereby the Company issued 7,621,052 shares of Common Stock and 262,500 shares of Series B Preferred Stock that are convertible into 262,500 shares of Common Stock in exchange for 35,635,807 common shares of Jay Pharma (excluding the issuance of an aggregate of 3,262,907 shares of Series B Preferred Stock that are convertible into 3,262,907 shares of Common Stock issued in exchange for the Tikkun Shares, the conversion of the Note, the Alpha Investment, the Alpha December Investment and the Alpha Nominal Shares);
●	The conversion of the Note and the securities issued upon closing of the Alpha Investment, and the exchange of the Alpha December Investment;
●	The acquisition of intellectual property by Jay Pharma from Tikkun in exchange for 10,360,007 common shares of Jay Pharma, of which the 2,585,544 Tikkun Shares were exchanged for 571,987 shares of Common Stock and the 7,774,463 Alpha Nominal Shares assigned to Alpha were exchanged for 1,719,906 shares of the Series B Preferred Stock convertible into 1,719,906 shares of Common Stock; and
●	Other adjustments described in the notes to this section.

8

ENVERIC BIOSCIENCES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The following matters have not been reflected in the pro forma financial statements as they do not meet the aforementioned criteria:

●	Cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the Offer. The timing and effect of actions associated with integration are currently uncertain.

The Offer is being accounted for as a reverse business combination and recapitalization of Jay Pharma, since the former owners of Jay Pharma will control the post-Offer company. Jay Pharma will be deemed the acquirer and Ameri will be deemed the acquired company for accounting purposes.

III.	Pro Forma Adjustments

The following pro forma adjustments give effect to the Offer:

Pro Forma Condensed Combined Balance Sheet – as of September 30, 2020

Note 1 Derived from the Ameri financial statements as of September 30, 2020, as filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2020.

Note 2 Derived from the Jay Pharma financial statements as of September 30, 2020, included as Exhibit 99.2 in this Current Report.

Pro forma adjustments:

Note 3 To record the conversion of Jay Pharma’s outstanding convertible notes with a face value of $300,000 and the related accrued interest of $22,671 into 856,698 common shares of Jay Pharma.

	Debit	Credit
Convertible notes payable	$300,000
Accounts payable and accrued expenses	27,255
Additional paid-in capital		327,255

Note 4 To record the conversion of Jay Pharma’s notes payable issued in December of 2019 and February of 2020 outstanding with an aggregate principal amount of $94,000 into 360,337 common shares of Jay Pharma.

	Debit	Credit
Notes payable	$44,000
Convertible notes payable	50,000
Accounts payable and accrued expenses	2,532
Additional paid-in-capital		96,532

Note 5 To record the issuance of 6,908,577 shares of Common Stock, par value $0.01, in exchange for 31,228,644 Jay Pharma common shares, at the exchange rate of 0.8849.

	Debit	Credit
Additional paid-in capital	$69,086
Common stock		$69,086

9

ENVERIC BIOSCIENCES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Condensed Combined Balance Sheet – as of September 30, 2020 continued

Pro forma adjustments, continued

Note 6 To record the Spin-Off and the recapitalization of Ameri’s equity.

	Debit	Credit
Line of credit	$3,097,009
Accounts payable and accrued liabilities	6,490,680
Operating lease liability	886,935
Notes payable	1,879,500
Debentures	1,818,321
Short term loans	1,000,000
Dividend payable – preferred stock	645,425
Preferred stock	4,249
Accumulated other comprehensive income	51,765
Additional paid-in capital	57,625,990
Cash and cash equivalents		$2,190,097
Accounts receivable		7,563,451
Prepaid expenses and other current assets		901,451
Property, plant, and equipment		91,289
Intangible assets, net		1,950,766
Goodwill		13,729,770
Operating lease right of use asset, net		874,606
Deferred income tax assets, net		42,181
Accumulated deficit		45,156,263

Note 7 To record the proceeds from the sale of common stock to Alpha of $3,000,000, net of estimated offering and placement costs of $362,500 and the conversion of the Note of $2,000,000 (and related accrued interest of $85,189 as of September 30, 2020), in exchange for 1,321,776 shares of Series B Preferred Stock.

	Debit	Credit
Cash and cash equivalents	$2,650,000
Accounts payable and accrued liabilities	85,189
Notes payable	2,000,000
Series B Preferred Stock		$132,178
Additional paid-in capital		4,603,011

10

ENVERIC BIOSCIENCES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Condensed Combined Balance Sheet – as of September 30, 2020 continued

Pro forma adjustments, continued

Note 8 To record the advisory, legal, accounting and other expenses of the Offer, not including offering and placement costs recorded in Note 7. These costs are estimated to be $700,000 of legal expenses, $300,000 of accounting and auditing expenses, and $200,000 of other expenses.

	Debit	Credit
Accounts payable and accrued expenses	$706,590
Accumulated deficit	193,410
Cash and cash equivalents		$900,000

Note 9 To record the acquisition by Jay Pharma of the intellectual property from Tikkun in exchange for 2,291,893 shares of Common Stock. The fair value of the intellectual property was based on a weighted average third-party valuation of the intellectual property and the implicit value of the shares issued to Tikkun based on the price Alpha paid for its shares. The amount that will ultimately be recorded may differ materially from this preliminary estimate. The estimate useful life of the intellectual property is 4 years. The value of the intellectual property will be amortized on a straight-line basis over its estimated useful life.

	Debit	Credit
Intangible assets, net	$3,692,809
Common stock		$22,919
Additional paid-in capital		3,669,890

Note 10 To record the bonus to be paid to the Company’s chief executive officer and chief operations officer upon the completion of the Offer.

	Debit	Credit
Accumulated deficit	$160,000
Cash		$160,000

Note 11 To record the December 2020 private placement of $300,000 (net of placement costs of $25,000) in exchange for 1,000,000 shares of Jay Pharma common stock and warrants to purchase 500,000 common shares of Jay Pharma at an exercise price of $0.30 per share.

	Debit	Credit
Cash	$275,000
Additional paid-in capital		$275,000

11

ENVERIC BIOSCIENCES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Condensed Combined Statement of Operations - For the Nine Months Ended September 30, 2020

Note A Derived from Ameri’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2020, filed with the SEC on November 16, 2020.

Note B Derived from Jay Pharma’s unaudited condensed financial statements for the nine months ended September 30, 2020, included as Exhibit 99.2 in this Current Report.

Pro forma adjustments:

Note C To record the effect of the Spin-Off.

Note D To record the pro forma change in compensation for the Company’s chief executive officer, consisting of an increase in salary of $112,500.

Note E To record the decrease in pro forma interest expense for the conversion of Jay Pharma’s notes payable and convertible notes payable.

Note F To record the amortization of the intellectual property acquired from Tikkun.

Note G To record the pro forma effect of the Offer on the weighted average shares outstanding as if the Offer was consummated on January 1, 2019.

Pro Forma Condensed Combined Statement of Operations - For the Year Ended December 31, 2019

Note AA Derived from Ameri’s audited consolidated financial statements for the year ended December 31, 2019, included in the Form S-4.

Note BB Derived from Jay Pharma’s audited financial statements for the year ended December 31, 2019, included as Exhibit 99.1 of this Current Report.

Pro forma adjustments:

Note CC To record the effect of the Spin-Off.

Note DD To record the pro forma change in compensation for the Company’s chief executive officer, consisting of an increase in salary of $250,000.

Note EE To record the decrease in pro forma interest expense for the conversion of Jay Pharma’s notes payable and convertible notes payable.

Note FF To record the amortization of the intellectual property acquired from Tikkun.

Note GG To record the pro forma effect of the business combination on the weighted average shares outstanding as if the business combination was consummated on January 1, 2019.

12

ENVERIC BIOSCIENCES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

IV. Pro Forma Combined Net Loss Per Share

The pro forma combined weighted average share outstanding included in the calculation of basic and diluted pro forma combined earnings (loss) per share consists of the following:

	For the nine months ended September 30, 2020	For the Year Ended December 31, 2019
AMERI Holdings, Weighted Average Shares Outstanding	1,043,132	532,202

Jay Pharma, Weighted Average Shares Outstanding	25,916,419	25,085,980
Exchange Ratio (0.8849)	0.2212	0.2212
Shares Issued to Jay Pharma shareholders	5,733,359	5,549,645

Conversion of Jay Pharma advances and debt	273,653	273,653
Acquisition of Tikkun intellectual property	2,291,893	2,291,893
Series B Preferred Stock issued to Alpha	1,543,001	1,543,001
Shares issued to placement agent	402,988	402,988

Weighted average shares outstanding, pro forma combined, basic and diluted	11,288,026	10,593,382

Following the completion of the Offer, warrants to purchase 2,012,101 shares of Common Stock and stock options to purchase 806,563 shares of Common Stock were outstanding. These instruments were not included in the pro forma combined weighted average shares outstanding, as their inclusion would be anti-dilutive. The Company did include the Series B Preferred Shares in the calculation of weighted average shares outstanding, as those shares are convertible into common stock at any time, for no consideration.

13